PURCHASE AGREEMENT
                              ------------------

     THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into on March 7, 1997, by and among Wilson Technologies Incorporated, a California corporation ("Company"), a wholly-owned subsidiary of Zimmerman Holdings, Inc., a California corporation ("ZHI"), and ZHI, on the one hand, and Wilson Acquisition Corporation, a Delaware corporation ("Buyer"), a wholly-owned subsidiary of Penn Octane Corporation, a Delaware corporation ("POC"), and POC, on the other hand.

                                   RECITALS
                                   --------
     A. Company is engaged in the business of selling, designing, manufacturing, installing and servicing compressed natural gas ("CNG") refueling stations and related products for use in the CNG industry throughout the world (the "Business").
     B. Company desires to sell to Buyer certain of its assets and to assign to Buyer certain of its liabilities and Buyer desires to purchase from Company such assets and to assume from Company such liabilities, on the terms and conditions set forth herein.
     C. Company also is engaged in the Business through its affiliates, ZH Canada, Inc., a company formed under the laws of Ontario, Canada ("ZH Canada"), Wilson Technologies Incorporated, a Company formed under the laws of Ontario, Canada ("Wilson Canada"), and Wilson Technologies de Mexico, S.A. de C.V., a company formed under the laws of Mexico ("Wilson Mexico"; ZH Canada, Wilson Canada and Wilson Mexico are referred to herein collectively as the "Affiliated Entities"); ZHI owns all of the issued and outstanding capital stock of Company, ZH Canada and Wilson Mexico; Wilson Canada is a wholly-owned and the sole subsidiary of ZH Canada.
     E. ZHI desires to sell to Buyer, and Buyer desires to purchase from ZHI, (i) all of the issued and outstanding shares of capital stock of ZH Canada, the owner of all of the issued and outstanding shares of capital stock of Wilson Canada, and (ii) all of the issued and outstanding shares of capital stock of Wilson Mexico, on the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------
     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties agree as follows:
1.          PURCHASE  OF  ASSETS  OF  COMPANY.
            ---------------------------------
     1.01  Purchased Assets.  Subject to the terms and conditions set forth in
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this  Agreement,  at the Closing (as defined in Section 11.01), Company agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Company, all the assets, properties and business of Company owned on the Closing Date (as defined in Section 11.01), of every kind, character, and description, whether tangible, intangible, real, personal, or mixed, and wherever located (other than those assets specifically excluded from this sale pursuant to Section 1.02) (collectively referred to as the "Purchased Assets") including, without limitation, the following:
          (a) all goodwill associated with the Business as a going concern;
          (b) all accounts and notes receivable of Company, together with any unpaid interest accrued thereon and all rights of collection with respect thereto, including, without limitation, those set forth in Schedule 1.01(b) (the "Assumed Accounts Receivable"), other than the Excluded Receivables (as defined in Section 1.02(g)) and any Assumed Accounts Receivable collected by Company between the date hereof and the Closing Date;
          (c) all inventory (including, without limitation, parts, raw materials, work in process, stock inventory, finished goods and goods in transit) (the "Purchased Inventory"), other than the Excluded Inventory (as defined in Section 1.02(h));
          (d) all other tangible personal property including, without limitation, all packaging, promotional materials, catalogs, supplies, machinery, vehicles, furniture, equipment, testing equipment, computers, office materials, tooling and all other tangible assets, wherever located, including, without limitation, the tangible personal property set forth in
Schedule  1.01(d);

          (e) all intellectual property, proprietary and business information of Company related to the Business including, without limitation, rights to each (i) fictitious business name, trade name and other name (including, without limitation, the name "Wilson Technologies" and any derivative thereof), registered and unregistered trademark, service mark and related application, including without limitation, the trademarks identified in Schedule 1.01(e), (ii) patent, patent right and patent application including, without limitation, the patents identified in Schedule 1.01(e), if any, (iii) copyright in published and unpublished works, computer programs and software, and (iv) proprietary formula, trade secret, formulation, invention, product design and drawing, and any and all research and development related thereto;
          (f) all deposits (including, without limitation, deposits securing orders from suppliers), prepaid value added taxes and other prepaid expenses (including, without limitation, all prepaid personal property taxes) other than any prepaid insurance;
          (g) all right, title and interest in, to and under the leases set forth in Schedule 1.01(g) (the "Assumed Leases");
          (h) all right, title and interest in, to and under sales orders set forth in Schedule 1.01(h) and any additional sales orders entered into after the date hereof with the written consent of Buyer (the "Assumed Sales Orders"), other than the Excluded Sales Orders (as defined in Section 1.02(f));
          (i) all right, title and interest in, to and under all purchase orders, contracts, agreements and all other leases of real and personal property (including, without limitation, facilities leases, auto leases and equipment leases) including, without limitation, the purchase orders, contracts and agreements set forth in Schedule 1.01(i) (collectively, the "Assumed Contracts"), other than the Excluded Contracts (as defined in Section 1.02(i));
          (j) all books, records, files, papers and other documents (in whatever form, including computer files) including, without limitation, all such documents relating to inventory, purchasing, accounting, sales, export, import, manufacturing, marketing, banking and shipping and all files, customer and supplier lists, records, literature and correspondence, whether or not physically located on the premises of Company, other than any thereof within the definition of Excluded Assets;
          (k) any other tangible or intangible assets which are used by or of value to Company and which are of a nature not customarily reflected in the books and records of a business, such as causes of action and legal rights and assets which have been written off for accounting purposes (except those relating exclusively to the Excluded Assets (as defined in Section 1.02) or Excluded Liabilities (as defined in Section 1.04));

          (l) to the extent permitted by applicable law, all rights and interest in, to and under any authorization, registration, license, certificate, permit or approval of any nature;
          (m) the health insurance policies of Company to the extent such policies relate exclusively to Company set forth in Schedule 1.01(m) (the "Assumed Medical Plans"), and all rights and claims of Company thereunder; and
          (n) any and all rights of Company as licensor or licensee under all licenses related to the Business (the "Assumed Licenses").
     1.02       Excluded Assets.  The only assets of Company that shall not be
                ---------------
transferred and sold to Buyer pursuant to Section 1.01 shall be the following (the "Excluded Assets"):
          (a) corporate seals, articles of incorporation, minute books, stock books, general ledgers and books of account, tax returns and records pertaining to Company's organization and capitalization;
          (b) rights which accrue or will accrue to Company under this Agreement;
          (c) intercompany receivables due to Company from ZHI, William R. Zimmerman ("Zimmerman"), or any other affiliate of ZHI, Zimmerman or Company except for intercompany receivables between or among Company and/or the Affiliated entities;

          (d) rights and claims of Company to any tax refunds, credits or deductions with respect to any taxes paid by Company or ZHI;
          (e) except as set forth in Section 1.01(m), all insurance policies of Company and all rights and claims of Company, and all prepaid insurance thereunder;
          (f) the sales orders set forth in Schedule 1.02(f) (the "Excluded Sales Orders");
          (g) the accounts and notes receivable, together with any unpaid interest accrued thereon, and all rights of collection with respect thereto, set forth in Schedule 1.02(g) (the "Excluded Receivables");
          (h) the inventory, whether work in progress or stock inventory, which Company shall use from time to time for completion of the Excluded Sales Orders and which Company and Buyer shall have separated, segregated, marked or otherwise identified prior to the Closing (the "Excluded Inventory");
          (i) all right, title and interest in, to and under all purchase orders, contracts and all other leases of real and personal property set forth on Schedule 1.02(i) (the "Excluded Contracts"); and
          (j)        such other assets, if any, set forth in Schedule 1.02(j).
     1.03         Assumed Liabilities.  At the Closing, Buyer shall assume and
                  -------------------
agree to pay, perform and discharge, or cause to be paid, performed and discharged, when due, each of the following obligations and liabilities of Company incurred in connection with the Business (other than those liabilities and obligations excluded from assumption pursuant to Section 1.04) (the "Assumed Liabilities"):
          (a) Company's liabilities and obligations to be performed or discharged after the Closing under the Assumed Leases;
          (b) Company's liabilities and obligations to be performed or discharged after the Closing under the Assumed Sales Orders, the Assumed Contracts and the Assumed Licenses;
          (c) Company's liabilities and obligations for vacation pay, sales incentives and any other amounts accrued to the employees identified on
Schedule 13.01 prior to the Closing Date as set forth in Schedule 1.03(c) including, without limitation, any increase in such amounts from the date hereof until the Closing which result solely from the passage of time or which are approved in writing by Buyer; and
          (d)          the liabilities and obligations of Company set forth in
Schedule  1.03(d)  hereto,  to  be  performed or discharged after the Closing.
     1.04       Excluded Liabilities.  Except as expressly provided in Section
                --------------------
1.03, Buyer shall not directly or indirectly assume or be responsible for any liabilities or obligations of Company or any of its affiliates or predecessors of any nature whatsoever whether liquidated or unliquidated, known or unknown, actual or inchoate, accrued, contingent or otherwise (the "Excluded Liabilities") including, without limitation:
          (a) Company's liabilities and obligations for trade accounts payable and accrued accounts payable reflected on the books and records of Company on the date hereof or incurred after the date hereof and prior to the Closing Date (the "Excluded Payables");
          (b) any obligation or liability for product liability for products manufactured and sold or leased and for services performed prior to the Closing Date;
          (c) any obligation or liability of Company for any taxes, including, without limitation, any obligation for state, local, foreign, federal, franchise, unitary business, capital stock, sales, payroll or income taxes (including, without limitation, deferred taxes), except to the extent set forth in Section 1.08 hereinbelow);
          (d) any liability or obligation relating to, under or in connection with the Excluded Assets;
          (e) any liability or obligation arising prior to or as a result of the Closing, to any employees, agents or independent contractors of Company, whether or not employed by Buyer after the Closing, or under any benefit arrangement with respect thereto, except as expressly set forth in
Section  1.03(c)  hereof;
          (f) any obligation to repay any amount of indebtedness for borrowed money incurred by Company or by any other person;

          (g) any obligation, duty or liability incurred prior to Closing relating to Company's use, discharge, treatment, storage, generation or disposal of hazardous substances as defined by any federal, state or local statute, rule or regulation concerning or related to the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. '9601 et seq; and,
          (h)          such  other  liabilities, if any, set forth in Schedule
1.04(h).
     1.05      Royalty Note.  In addition to assuming the Assumed Liabilities,
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Buyer  shall  deliver  to  Company,  at  the Closing, as consideration for the
Purchased Assets, a royalty note made by Buyer in favor of Company in the form of Exhibit A hereto (the "Royalty Note").
     1.06         Royalty Note Adjustment.  As of the first anniversary of the
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Closing Date, the principal amount of the Royalty Note shall be reduced by the
                                                                -------
amount of the "Royalty Note Adjustment." The Royalty Note Adjustment shall be the excess, if any, of One Million One Hundred Thousand Dollars
     ------
($1,100,000.00)  over  the  sum of the amount of the "Inventory Valuation" and
    ------
the  "Assumed  Receivables  Valuation."
          (a)     Inventory Valuation.  For purposes of determining the amount
                  -------------------
of  the  Royalty  Note Adjustment, the Inventory Valuation shall be the sum of
(i) the fair market value of the Purchased Inventory remaining on the books of Buyer as of the first anniversary of the Closing Date, other than Excluded Inventory (the "Remaining Purchased Inventory"), plus (ii) the book value of
                                                   ----
any Purchased Inventory utilized by Buyer after the Closing and before the first anniversary of the Closing Date; provided, however, that Company and Buyer may agree, in writing, to a value other than book value for any item of Purchased Inventory, plus (iii) the book value of any inventory purchased by
                       ----
Buyer prior to the Closing pursuant to that certain Interim Operating Agreement between Buyer and Company of even date herewith (the "Interim Operating Agreement"); provided, however, that Company and Buyer may agree, in writing, to a value other than book value for any item of Purchased Inventory, as set forth in the Interim Operating Agreement. For purposes of subpart (i) of the preceding sentence, Remaining Purchased Inventory shall include any item of Excluded Inventory, if any, remaining on the books of Company as of the first anniversary of the Closing Date and which Company, in its sole discretion, deems unnecessary for the completion of the Unfinished Safeco Orders (as defined in Section 13.02). Any such item of Excluded Inventory so identified shall thereafter be deemed Purchased Inventory for purposes of this
Agreement.   For purposes of subpart (ii) of the preceding sentence, Purchased
Inventory shall be deemed utilized if it is actually utilized or directly tied and related to an existing contract or purchase order to be shipped within twelve (12) months after the first anniversary of the Closing.

          As of the first anniversary of the Closing Date, Buyer and Company shall in good faith determine the amount of the Inventory Valuation. If Buyer and Company, in good faith, are unable to agree upon the Inventory Valuation as of the first anniversary of the Closing Date, then the parties shall refer the matter to the accounting firm of Price Waterhouse LLP which shall determine the amount of the Inventory Valuation. Buyer and Company agree to execute, if required by Price Waterhouse LLP, a reasonable engagement letter. All fees and expenses relating to the work performed by Price Waterhouse LLP shall be borne equally by the parties. Within ten (10) days after Price Waterhouse LLP has been retained, both parties shall submit statements of their positions and issues with respect to the Inventory Valuation. Thirty
(30) days thereafter, Price Waterhouse LLP shall determine the amount of the Inventory Valuation. The determination by Price Waterhouse LLP shall be set forth in a written statement and shall be binding and conclusive upon the parties hereto absent fraud or manifest error.
          (b)          Assumed Accounts Receivable Valuation.  For purposes of
                       -------------------------------------
calculating  the  Royalty  Note  Adjustment,  the  Assumed Accounts Receivable
Valuation shall be the actual amount collected thereon by Buyer as of the first anniversary of the Closing Date.

          (c)   Insufficient Royalty Note Principal.  To the extent the unpaid
                -----------------------------------
principal amount of the Royalty Note is less than the Royalty Note Adjustment, Company shall pay the amount of such deficiency, if any, in cash, promptly to Buyer.
     1.07       Allocation of Purchase Price.  The parties have determined the
                ----------------------------
fair market value of the Purchased Assets and the other rights and benefits conferred hereunder (excluding the Shares (as defined in Section 2.01)), which fair market values are set forth on Schedule 1.07. The parties agree that the consideration described in this Section 1.07 (taking into account transaction costs paid by such party) shall be allocated, for tax purposes, among the Assets in a manner consistent with Schedule 1.07 and the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Tax Code"), and the regulations promulgated thereunder. Each of the parties hereto agrees to report this transaction for federal tax purposes in accordance with the provisions of this Section 1.07 and Schedule 1.07, and shall not take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, investigation or otherwise.
     1.08        Sales and Transfer Taxes.  Buyer shall be responsible for and
                 ------------------------
shall timely pay all sales and/or use taxes arising out of or relating to the transfer of the Purchased Assets.
2.          PURCHASE  OF  STOCK  OF  AFFILIATED  ENTITIES.
            ---------------------------------------------
     2.01       Purchase of Stock.  At the Closing, ZHI shall transfer, assign
                -----------------
and set over to Buyer all of the issued and outstanding capital stock of ZH Canada (the "ZH Canada Shares") and all of the issued and outstanding capital stock of Wilson Mexico (the "Wilson Mexico Shares"; the ZH Canada Shares and the Wilson Mexico Shares are collectively referred to as the "Shares").
     2.02     Convertible Debenture.  As consideration for the transfer of the
              ---------------------
Shares  at  the  Closing,  Buyer  shall deliver to ZHI a convertible debenture issued  by  POC  in  the  face  amount  of Two Hundred Twenty Thousand Dollars
($220,000)  in  the  form  of  Exhibit B hereto (the "Convertible Debenture").
3.       AS-IS, WHERE-IS.  The Purchased Assets, the Shares and the Affiliated
         ---------------
Entities are being sold on an AS-IS, WHERE-IS basis with no representation or warranty of any kind except as expressly set forth herein. The parties hereto acknowledge that Company and the Affiliated Entities each has provided Buyer with unrestricted access to its facilities, employees and records and that Buyer's decision to enter into this Agreement and to consummate the transactions contemplated hereby is based solely upon the results of Buyer's due diligence investigation, except for the express representations and warranties of Company and ZHI herein.
4.          REPRESENTATIONS  AND  WARRANTIES  OF  COMPANY.
            ---------------------------------------------
     Company represents and warrants to Buyer and POC as of the date of this Agreement and as of the Closing Date as follows:
     4.01    Corporate  Existence.    Company is a corporation duly organized,
             --------------------
validly existing and in good standing under the laws of the State of California. Company has all requisite corporate power and authority to own, lease and operate its property and to carry on its business in the manner in which  and  in  the  places  such  business  is  now  being  conducted.
     4.02    Authority;  Enforceability.   Company has the right, power, legal
             --------------------------
capacity and authority to enter into, and to perform its obligations under, this Agreement and the transactions herein contemplated. The execution, delivery and performance of this Agreement by Company has been duly authorized by its board of directors. This Agreement has been validly executed and delivered by Company and, assuming due execution and delivery hereof by the other parties hereto, constitutes a valid, binding and enforceable obligation of Company subject to applicable bankruptcy, insolvency, receivership, moratorium, reorganization or similar state or federal laws or equitable principles relating to or affecting creditors' rights and to the discretion of a court to grant equitable remedies.
     4.03     No Violation.  Neither the execution, delivery or performance of
              ------------
this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Company with any of the provisions hereof will violate or conflict with any provisions of the Certificate of Incorporation or bylaws of Company or any judicial or administrative order, judgment or decree to which
Company  is  a  party  or  is  subject.
     4.04      Consents and Approvals.  No approval, authorization, consent or
               ----------------------
other action by, or filing with, any governmental authority is required in connection with the execution and delivery by Company of this Agreement or the consummation of the transactions contemplated hereby by Company.
     4.05      Title to Assets.  Except as set forth in Schedule 4.05, Company
               ---------------
has good and marketable title to the Purchased Assets.  Except as set forth in
Schedule 4.05, the Purchased Assets are or will be at the Closing free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for
(a) minor imperfections of title which do not, individually or in the aggregate, adversely affect the marketability of, or the ability of Company to utilize, the Purchased Assets; (b) liens for current taxes not yet due and payable; and (c) liens of landlords, carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business for sums not yet due and payable.
5.          REPRESENTATIONS  AND  WARRANTIES  OF  ZHI.
            -----------------------------------------
     ZHI represents and warrants to Buyer and POC as of the date of this Agreement and as of the Closing Date as follows:
     5.01    Corporate  Existence.
             --------------------
          (a) ZHI is a corporation duly organized, validly existing and in good standing under the laws of the State of California. ZHI has all requisite corporate power and authority to own, lease and operate its property and to carry on its business in the manner in which and in the places such business is now being conducted.
          (b) ZH Canada is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada. ZH Canada has all requisite corporate power and authority to own, lease and operate its property and to carry on its business in the manner in which and in the places such business is now being conducted.
          (c) Wilson Canada is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada. Wilson Canada has all requisite corporate power and authority to own, lease and operate its property and to carry on its business in the manner in which and the places such business is now being conducted.
          (d) Wilson Mexico is a corporation duly organized, validly existing and in good standing under the laws of Mexico. Wilson Mexico has all requisite corporate power and authority to own, lease and operate its property and to carry on its business in the manner in which and in the places such business is now being conducted.
     5.02    Authority;  Enforceability.    ZHI  has  the  right, power, legal
             --------------------------
capacity and authority to enter into, and to perform its obligations under, this Agreement and the transactions herein contemplated. The execution, delivery and performance of this Agreement by ZHI has been duly authorized by its board of directors. This Agreement has been validly executed and delivered by ZHI and, assuming due execution and delivery hereof by the other parties hereto, constitutes a valid, binding and enforceable obligation of ZHI subject to applicable bankruptcy, insolvency, receivership, moratorium, reorganization or similar state or federal laws or equitable principles relating to or affecting creditors' rights and to the discretion of a court to grant equitable remedies.
     5.03     No Violation.  Neither the execution, delivery or performance of
              ------------
this Agreement nor the consummation of the transactions contemplated hereby nor compliance by ZHI with any of the provisions hereof will violate or conflict with any provisions of the Certificate of Incorporation or bylaws of ZHI or any judicial or administrative order, judgment or decree to which ZHI is a party or is subject.
     5.04      Consents and Approvals.  No approval, authorization, consent or
               ----------------------
other action by, or filing with, any governmental authority is required in connection with the execution and delivery by ZHI of this Agreement or the consummation  of  the  transactions  contemplated  hereby  by  ZHI.
     5.05    Capitalization  of  Affiliated  Entities.   All of the issued and
             ----------------------------------------
outstanding shares of capital stock of each of the Affiliated Entities have been duly authorized and are validly issued, fully paid and non-assessable.
Except as set forth in Schedule 5.05, ZHI holds of record and owns beneficially all of the outstanding shares of capital stock of ZH Canada and Wilson Mexico, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. ZH Canada holds of record and owns beneficially all of the outstanding shares of capital stock of Wilson Canada, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, liens, options, warrants, purchase rights,
contracts,  commitments,  equities,  claims  and  demands.    There  are  no
outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require ZHI or ZH Canada, as the case may be, to sell, transfer or otherwise dispose of any capital stock of any of Company or Affiliated Entities or that could require any of Company or the Affiliated Entities to issue, sell, or otherwise cause to become outstanding any of its own capital
stock  (other  than  this  Agreement).    There  are  no  outstanding  stock
appreciation, phantom stock, profit participation, or similar rights with respect to Company or any of the Affiliated Entities. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of Company or any of the Affiliated Entities. Neither Company nor any of the Affiliated Entities controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not one of the Affiliated Entities. Neither Wilson Mexico nor Wilson Canada has any subsidiaries.
6.          REPRESENTATIONS  AND  WARRANTIES  OF  BUYER.
            -------------------------------------------
     Buyer represents and warrants to Company and ZHI as of the date of this Agreement and as of the Closing Date as follows:
     6.01    Corporate  Existence.    Buyer  is  a corporation duly organized,
             --------------------
validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business in the manner of and in the places such business is now being conducted.
     6.02    Authority;  Enforceability.    Buyer  has the right, power, legal
             --------------------------
capacity and authority to enter into, and to perform its obligations under this Agreement and the transactions herein contemplated. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by the board of directors of Buyer. This Agreement has been validly executed and delivered by Buyer and, assuming due execution and delivery by the other parties hereto, constitutes a valid, binding and enforceable obligation of Buyer, subject to applicable bankruptcy, insolvency, receivership, moratorium, reorganization or similar state or federal laws or equitable principles relating to or affecting creditors' rights generally and to the discretion of a court to grant equitable remedies.

     6.03     No Violation.  Neither the execution, delivery or performance of
              ------------
this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will violate or conflict with any provisions of the Certificate of Incorporation or bylaws of Buyer or any judicial or administrative order, judgment or decree to which
Buyer  is  a  party  or  is  subject.
     6.04      Consents and Approvals.  No approval, authorization, consent or
               ----------------------
other action by, or filing with, any governmental authority is required in connection with the execution and delivery by Buyer of this Agreement or the consummation of the transactions contemplated hereby by Buyer.
7.          REPRESENTATIONS  AND  WARRANTIES  OF  POC.
            -----------------------------------------
     POC represents and warrants to Company and ZHI as of the date of this Agreement and as of the Closing Date as follows:
     7.01   Corporate Existence.  POC is a corporation duly organized, validly
            -------------------
existing and in good standing under the laws of the State of Delaware. POC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business in the manner of and in the places such business is now being conducted.
     7.02    Authority;  Enforceability.    POC  has  the  right, power, legal
             --------------------------
capacity and authority to enter into, and to perform its obligations under this Agreement and the transactions herein contemplated. The execution, delivery and performance of this Agreement by POC has been duly authorized by the board of directors of POC. This Agreement has been validly executed and delivered by POC and, assuming due execution and delivery by the other parties hereto, constitutes a valid, binding and enforceable obligation of POC, subject to applicable bankruptcy, insolvency, receivership, moratorium, reorganization or similar state or federal laws or equitable principles relating to or affecting creditors' rights generally and to the discretion of a court to grant equitable remedies.
     7.03     No Violation.  Neither the execution, delivery or performance of
              ------------
this Agreement nor the consummation of the transactions contemplated hereby nor compliance by POC with any of the provisions hereof will violate or conflict with any provisions of the Certificate of Incorporation or bylaws of POC or any judicial or administrative order, judgment or decree to which POC is a party or is subject.
     7.04      Consents and Approvals.  No approval, authorization, consent or
               ----------------------
other action by, or filing with, any governmental authority is required in connection with the execution and delivery by POC of this Agreement or the consummation  of  the  transactions  contemplated  hereby  by  POC.
8.          OBLIGATIONS  OF  THE  PARTIES  UNTIL  CLOSING.
            ---------------------------------------------
     8.01          Conduct  of the Business.  From the date hereof through the
                   ------------------------
Closing, Company shall conduct the Business in accordance with the provisions of this Agreement and the Interim Operating Agreement; provided, however, that Company shall not, without the consent of Buyer, incur any material indebtedness or enter into any material transaction. Notwithstanding the foregoing, nothing herein shall prohibit Company from entering into material transactions with respect to (a) that certain Agreement dated December 6, 1996, between Safeco Insurance Company of America, A & A Associates, Company, William R. Zimmerman, WRZ/VDK Acquisition Corporation, and William R. Zimmerman Living Trust (the "Safeco Agreement"), a copy of which has been delivered to Buyer, (b) the Excluded Sales Orders, (c) the Excluded Receivables, and (d) the Excluded Payables.
     8.02          Bulk  Sales.    Buyer shall give notice, in compliance with
                   -----------
Division  6  of  the  California  Corporation  Code,  of  the  bulk  transfer contemplated by this Agreement. Company shall furnish Buyer with the information necessary to prepare this notice.
     8.03         Creditors of Company.  Company shall use its best efforts to
                  --------------------
obtain the written consent of the creditors of Company to the transactions contemplated hereby. The terms and conditions of any such consent shall be subject to the approval of Company, in its sole discretion; provided, that, the terms of any such consent shall not adversely affect Buyer or its operations after the Closing and shall include a release by the creditors of Company from any and all liability relating to or arising in connection with Company and the transactions contemplated by this Agreement. Buyer shall use its best efforts to cooperate fully in obtaining any such consents.

     8.04      Resale Certificate.  Buyer shall furnish any resale certificate
               ------------------
or  other  documents  reasonably  requested  by  Company  to  comply  with the provisions  of  the  sales  and  use  taxes  of  the  State  of  California.
     8.05          Confidentiality.
                   ---------------
          (a)         Obligations of Company and ZHI.  Neither Company nor ZHI
                      ------------------------------
(including, in each case, its directors, officers, employees, shareholders, agents, successors, assigns, attorneys and personal representatives) shall, in any way, directly or indirectly, use or disclose or otherwise reveal to any person any concept, design, device, process, use, technology, trade secret, sales data, work of authorship, customer list, prospective customer list, customer requirement, plan, embodiment, invention, discovery, idea, research, engineering method, practice, system, formula, development, improvement or related work product or any other intellectual property or confidential or financial information (the "Information") owned by Company or Buyer prior to the date hereof and either conveyed by Buyer hereunder or made available by Buyer to Company or ZHI in connection with this Agreement. Such obligation of confidentiality shall not extend to any Information which is: (i) generally known to others, other than as a result of a breach by Company or ZHI of their obligations hereunder; (ii) part of public knowledge or literature, other than as a result of a breach by Company or ZHI of their obligations hereunder;
(iii) lawfully received by Company or ZHI from a third party who in disclosing such information does not breach a confidentiality obligation owed to Buyer or Company or ZHI; or (iv) required to be disclosed in any legal or governmental proceeding or by applicable law. If the transactions contemplated hereby are not consummated, the foregoing shall apply only to Information made available by Buyer to ZHI or Company, and ZHI or Company, as the case may be, shall return to Buyer all documents containing proprietary information. The obligations of Company and ZHI under this Section 8.05(a) shall survive Closing.
          (b)        Obligations of Buyer and POC.  From the date hereof until
                     ----------------------------
the  Closing  and  in  the event that transactions contemplated hereby are not consummated, neither Buyer nor POC (including, in each case, its directors, officers, employees, shareholders, agents, successors, assigns, attorneys and personal representatives) shall, in any way, directly or indirectly, use or disclose or otherwise reveal to any person any concept, design, device, process, use, technology, trade secret, sales data, work of authorship, customer list, prospective customer list, customer requirement, plan, embodiment, invention, discovery, idea, research, engineering method, practice, system, formula, development, improvement or related work product or any other intellectual property or confidential or financial information (the "Wilson Information") (a) owned by Company or any of the Affiliated Entities prior to the date hereof and made available by Company to Buyer or POC in connection with this Agreement. Such obligation of confidentiality shall not extend to any Information which is: (i) generally known to others, other than as a result of a breach by Buyer or POC of their obligations hereunder; (ii) part of public knowledge or literature, other than as a result of a breach by Buyer or POC of their obligations hereunder; (iii) lawfully received by Buyer or POC from a third party who in disclosing such information does not breach a confidentiality obligation owed to Company or ZHI; or (iv) required to be disclosed in any legal or governmental proceeding or by applicable law. In addition, in such case, Buyer or POC, as the case may be, shall return to Company all documents containing proprietary information. The obligations of Buyer and POC under this Section 8.05(b) shall survive Closing.
     8.08          Public  Announcements.   Any public announcement or similar
                   ---------------------
publicity with respect to this Agreement shall be issued at such time and in such manner as Buyer and Company shall mutually agree. Company and Buyer shall consult with each other concerning the means by which Company's employees, customers, and suppliers and others having dealings with Company with respect to the Business will be informed of the transactions contemplated by this Agreement.
     8.09          Sales,  General  and  Administrative Expenses.  The parties
                   ---------------------------------------------
acknowledge that from and after December 16, 1996, Company has continued to incur sales, general and administrative expenses in connection with the conduct of the Business ("SG&A Expenses"). At the Closing, Buyer shall pay to Company the amount of the SG&A Differential (as defined in Section 5.02 of the Interim Operating Agreement; the "SG&A Payment"), it being understood that, for purposes of this Section 8.09, if there is no Cessation Date (as defined in Section 5 of the Interim Operating Agreement), then the term "Closing Date" shall be substituted for the term "Cessation Date" in the definition of the SG&A Differential. Buyer shall pay the SG&A Payment to Company as follows: one-half (1/2) in cash at the Closing (the "Closing SG&A Payment"), and one-half (1/2) in a note due and payable within thirty (30) days after the Closing Date in the form of Exhibit C hereto (the "SG&A Note"), which shall bear interest at the rate of eight and one quarter percent (8.25%) per annum.
     8.10  Expenses  for  the Benefit of Buyer.  Company and Buyer acknowledge
           -----------------------------------
that  Company  has  incurred  expenses at the request of Buyer as set forth in
Schedule 8.10. At the Closing, Buyer shall reimburse Company for such expenses and any additional expenses incurred at the written request of POC prior to the Closing (other than expenses in connection with the consummation of this transaction), in cash (the "Expense Reimbursement").
9.          CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND POC.          The
            ----------------------------------------------------
obligations  of  Buyer  and POC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment by or at the Closing of each of the following conditions, any or all of which may be waived by Buyer or POC in their sole discretion:
     9.01          Representations  and  Warranties.   The representations and
                   --------------------------------
warranties of Company and ZHI shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects at or as of the Closing Date as though such representations and warranties were made at such time.
     9.02      Performance of Covenants.  Company and ZHI shall have performed
               ------------------------
or complied in all material respects with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.
     9.03        Approvals.  All consents or approvals listed on Schedule 9.03
                 ---------
shall  have  been  obtained.
     9.04          Creditors.  The outstanding creditors of Company shall have
                   ---------
consented in writing to the transactions contemplated by this Agreement as set forth in Section 8.03, and the Purchased Assets, the assets owned by the
Affiliated  Entities  and  the  Shares  shall  be  free  of  all  liens  and encumbrances.
     9.05          Legal  Matters.  The Closing shall not violate any order or
                   --------------
decree of any court or governmental body of competent jurisdiction and no suit, action, proceeding or investigation, shall have been brought or threatened by any person or entity (other than Buyer or an affiliate of Buyer) which questions the validity or legality of this Agreement or the transactions contemplated hereby.
     9.06          SG&A Payment and Expense Reimbursement Amount.  Company and
                   ---------------------------------------------
Buyer shall have agreed upon the amount of the SG&A Payment and the Expense Reimbursement.
10.          CONDITIONS  PRECEDENT  TO  THE  OBLIGATIONS  OF  ZHI AND COMPANY.
             ----------------------------------------------------------------
     The obligations of ZHI and Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment by or at the Closing of each of the following conditions, any or all of which may be waived by Company in its sole discretion:
     10.01 Representations and Warranties.  The representations and warranties
           ------------------------------
of Buyer and POC shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects at or as of the Closing Date as though such representations and warranties were made at such time.
     10.02  Performance  of  Covenants.  Buyer and POC shall have performed or
            --------------------------
complied in all material respects with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.
     10.03  Approvals.    All  consents  or approvals listed on Schedule 10.03
            ---------
shall  have  been  obtained.
     10.04  Creditors.    The  outstanding  creditors  of  Company  shall have
            ---------
consented in writing to the transactions contemplated by this Agreement as set forth in Section 8.03.
     10.05  Legal  Matters.  The Closing shall not violate any order or decree
            --------------
of any court or governmental body of competent jurisdiction and no suit, action, proceeding or investigation, shall have been brought or threatened by any person or entity (other than Company or an affiliate of Company) which questions the validity or legality of this Agreement or the transactions contemplated hereby.
     10.06   SG&A Payment and Expense Reimbursement Amount.  Company and Buyer
             ---------------------------------------------
shall have calculated the amount of the SG&A Payment and the Expense Reimbursement.
11.          CLOSING.
             -------
     11.01  The  Closing  Date.  The consummation of the sale of the Purchased
            ------------------
Assets and the Shares (the "Closing") shall take place at the office of Rodi, Pollock, Pettker, Galbraith & Cahill, A Law Corporation, 801 South Grand Avenue, Suite 400, Los Angeles, California 90017 within five (5) business days after the conditions set forth in Sections 9 and 10 hereof are satisfied (the "Closing Date"). Such Closing shall be deemed to be effective for all purposes as of the close of business on the Closing Date.
     11.02 Actions and Deliveries by Company and ZHI.  At the Closing, Company
           -----------------------------------------
and ZHI, as the case may be, shall deliver or cause to be delivered to Buyer the following which shall be reasonably satisfactory in form and substance to Buyer and its counsel and which shall constitute conditions precedent to Buyer's obligations hereunder:
          (a) such instruments of assignment and conveyance as are necessary or appropriate to transfer title to the Purchased Assets by Company to Buyer, including, without limitation, a bill of sale and assignment of contracts;
          (b) duly endorsed stock assignments and certificates for the Shares executed by ZHI;
          (c) copies of resolutions by the board of directors of Company authorizing the execution and delivery of this Agreement and the performance of Company's covenants and obligations under it, which resolutions shall be certified by Company's Secretary or Assistant Secretary;
          (d) certificate of good standing for Company, as of a date not more than five (5) days before the Closing Date;
          (e) copies of resolutions by the board of directors of ZHI authorizing the execution and delivery of this Agreement and the performance of ZHI's covenants and obligations under it, which resolutions shall be certified by ZHI's Secretary or Assistant Secretary;
          (f) certificate of good standing for ZHI, as of a date not more than five (5) days before the Closing Date;
          (g) opinions from counsel for Company and ZHI, in a form reasonably satisfactory to Buyer and its counsel in which counsel for Company and ZHI may rely on representations of officers and directors of Company and ZHI as to factual matters and on certificates of government officers; and
          (h) a certificate in a form satisfactory to Buyer certifying that the conditions set forth in Sections 10.01 and 10.02 have been satisfied.

     11.03 Actions and Deliveries by Buyer and POC.  At the Closing, Buyer and
           ---------------------------------------
POC, as the case may be, shall deliver or cause to be delivered to Company and ZHI, as the case may be, the following which shall be reasonably satisfactory in form and substance to Company and its counsel and which shall constitute conditions precedent to Company's obligations hereunder:
          (a)    a  limited  assumption  of  liability  agreement;
          (b)          the  Royalty  Note;
          (c)          the  Convertible  Debenture;
          (d)          the  SG&A  Note;
          (e)          the  Closing  SG&A  Payment;
          (f)          the  Expense  Reimbursement;
          (g) copies of resolutions pertaining to Buyer's authorization of the execution and delivery of this Agreement and the performance of Buyer's covenants and obligations under it, which resolutions shall be certified by Buyer's Secretary or Assistant Secretary;
          (h) copies of resolutions pertaining to POC's authorization of the execution and delivery of this Agreement and the performance of POC's covenants and obligations under it, which resolutions shall be certified by POC's Secretary or Assistant Secretary;
          (i) certificate of good standing for Buyer, as of a date not more than five (5) days before the Closing Date;
          (j) certificate of good standing for POC, as of a date not more than five (5) days before the Closing Date;
          (k) an opinion from counsel for Buyer and POC, in a form satisfactory to Company and its counsel in which may rely on representations of officers and directors of Buyer and on certificates of government officers;
          (l) a resale certificate or other documents reasonably requested by Company to comply with the provisions of the sales and use tax laws of the State of California;
          (m) a check from POC in an amount sufficient to cover applicable sales and use taxes imposed by the State of California on the transactions contemplated by this Agreement; and
          (n) a certificate in a form satisfactory to Seller certifying that the conditions set forth in sections 9.01 and 9.02 have been satisfied.
12.          TERMINATION.
             -----------
     12.01  Termination Events.  This Agreement by notice given prior to or at
            ------------------
the  Closing  may  be  terminated:
          (a) by either Buyer, POC, Company or ZHI if a material breach of any provision of this Agreement or the Interim Operating Agreement has been committed by any other party and the breach has not been waived;
          (b) (i) by Buyer or POC if any of the conditions in Section 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition becomes impossible (other than through the failure of Buyer or POC to comply with its obligations under this Agreement) and Buyer or POC, as the case may  be,  has  not  waived  such  condition  on or before the Closing Date, or
               (ii) by Company or ZHI, if any of the conditions in Section 10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Company or ZHI to comply with its obligations under this Agreement) and Company or ZHI, as the case may be, has not waived such condition on or before the Closing Date; or
          (c) by mutual consent of Buyer, POC, Company and ZHI; provided, however, that notwithstanding the foregoing, this Agreement shall terminate by its terms if the Closing has not occurred within three (3) years after the date hereof.
     12.02  Effect  of  Termination.   Each party's right of termination under
            -----------------------
Section 12.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not be an election of remedies. If this Agreement is terminated pursuant to
Section 12.01, all further obligations of the parties under this Agreement shall terminate, except the obligations in Section 8.05 shall survive; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or parties or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party or parties failure to comply with its or their obligations, the terminating party's right to pursue all legal remedies shall survive such termination unimpaired.
13.          POST-CLOSING  OBLIGATIONS.
             -------------------------
     13.01  Employees.   Effective immediately upon Closing, Buyer shall offer
            ---------
to continue to employ each person set forth on Schedule 13.01 who immediately prior to Closing is an employee of Company. Each such person who continues employment shall be employed at the same salary and wages as were in effect immediately prior to the Closing, and on substantially the same terms and conditions as those covering such employee immediately prior to the Closing subject to Buyer's rights, except to the extent limited by law or agreement, to revise and modify any terms, conditions, practices, policies, and benefits. Nothing in this Agreement shall require Buyer to continue the employment of any employee for any specific duration or the continuation by Buyer after Closing of any existing terms, conditions, practices, policies, or benefit plans of Company, nor obligate Buyer to continue such terms, conditions, practices, policies, or benefits for any specific duration, except as required by law or other agreements.
     13.02    Unfinished  Safeco  Orders.  Until such time as the sales orders
              --------------------------
retained by Company and identified on Schedule 13.02 are complete (the "Unfinished Safeco Orders"), Buyer shall make James E. Antinone, Mike Jadeski, Denis Ding, Richard Remington, Murray Remington, Brad Minami and Jeff Pletch, (the "Loaned Employees") available to Company, at no cost to Company, to perform all work necessary to complete the Unfinished Safeco Orders in an expeditious manner. Until the earlier of May 30, 1997 or such time as the Unfinished Safeco Orders have been completed, each of the Loaned Employees shall be available for use by Company for at least one-half of each work week for each Loaned Employee. From and after May 30, 1997, until the earlier of December 1, 1997, or the completion of the Unfinished Safeco Orders, the Loaned Employees shall be available for use by Company for not more than a combined total of forty (40) hours per week; provided, however, that Company shall designate the Loaned Employees utilized for each forty (40) hour period each week. In the event that the Unfinished Safeco Orders are not completed by December 1, 1997, Buyer shall make such employees available to Company at cost plus ten percent (10%). During such hours as the Loaned Employees are available for use by Company, such employees shall work at the direction and control of Company. Until the earlier of December 1, 1997, or such time as Company notifies Buyer that the Unfinished Safeco Orders are complete, Buyer shall not terminate the Loaned Employees other than for cause.
     13.03  Access to Records.      From and after Closing, Buyer will provide
            -----------------
to Company whatever assistance Company may reasonably request, including making records, information, witnesses and personnel available for the purposes of (a) preparing any tax returns, audit or other examination by any taxing authority or judicial or administrative proceeding related to liability for taxes, or (b) for such other purposes for which access to such documents is reasonably believed by Company to be necessary; provided, however, that access to such books, records, documents and employees shall not unreasonably interfere with the normal operation of Buyer. Buyer shall maintain and preserve all such books, records and other documents for the greater of six
(6) years after Closing or any applicable statutory or regulatory retention period, and shall notify Company before such records are destroyed.
     13.04    Inventory.    Commencing  at the Closing and ending on the first
              ---------
anniversary of the Closing, Buyer shall use its reasonable best efforts to use inventory purchased from Company pursuant to this Agreement first before purchasing inventory to replace such inventory. Buyer shall utilize such inventory notwithstanding the availability of replacement inventory at a cost lower than the book value of the inventory purchased hereunder. Commencing at the Closing and ending on the first anniversary of the Closing, Buyer shall account for inventory for purposes of this Agreement on a first in, first out
(FIFO)  basis.
     13.05  Assumed  Accounts  Receivable.   From and after the Closing, Buyer
            -----------------------------
shall exercise prompt and diligent efforts to collect the Assumed Accounts Receivable; provided, however, that Buyer may not compromise or discount any such Assumed Accounts Receivable. To the extent that any uncollected Assumed Accounts Receivable are excluded from the Assumed Accounts Receivable Valuation, Buyer shall transfer, set over and assign all of its right, title and interest to Company in and to such uncollectible Assumed Accounts Receivable.
     13.06  Covenant  Not  to  Compete;  No  Raid.
            -------------------------------------
          (a) Company and ZHI each agree that it shall not and shall not permit any affiliate (including, in each case, its directors, officers and shareholders), to engage in, and shall use their best efforts to prevent any joint venture of Company or ZHI or any such affiliate from, for a period of five (5) years after the Closing Date, engaging in, the Business ("Competitive Activities"); provided, however, that the foregoing shall not prohibit:
               --------   -------
               (i) Company, ZHI and any of their affiliates, any such joint venture or any of the accounts managed by them, including, without limitation, any pension or other benefit plan of Company and ZHI, from owning any outstanding capital stock or other equity interests of any person engaging in any Competitive Activities, provided the aggregate beneficial ownership of Company and ZHI (without reference to pension or other benefit plan assets) does not exceed more than five percent (5%) of all issued and outstanding securities of any such person;
               (ii) Company, ZHI and any of their affiliates or any such joint venture from engaging in the Competitive Activities with respect to any or all of the Excluded Assets or any other businesses other than the Business;

               (iii) Company, ZHI and any of their affiliates or any such joint venture from acquiring a business that engages in Competitive Activities provided that (x) such activities do not constitute more than twenty percent (20%) of the revenues or assets of the business to be acquired (based on the sales of such business during the preceding four full calendar quarters), and
(y) Company, ZHI and any affiliate or joint venture, as the case may be, divests that portion of the business to be acquired that engages in
Competitive Activities within twelve (12) months after the acquisition thereof; and
               (iv) Company, ZHI and any of their affiliates from managing, operating and/or disposing of any of the Excluded Assets, including, without limitation, liquidation of the inventory constituting Excluded Assets; provided, further, that the prohibitions in this Section 13.06 shall cease to
--------   -------
apply (effective as of the time of such transfer) to any businesses or operations of Company, ZHI or any of their subsidiaries which are transferred to any third party (other than to a subsidiary or affiliate or any such joint venture of Company or ZHI) after the date hereof.
          (b)       No-Raid Covenant.  Except as otherwise provided in Section
                    ----------------
13.06 of this Agreement, for a period of five (5) years following the Closing Date, without the prior written approval of POC or Buyer, neither Company nor ZHI (nor any of their affiliates) shall solicit or induce (or initiate discussions relating to future employment with), any salaried employee or person employed by Buyer in a management position in the Business on the date of such solicitation or inducement or the initiation of such discussions to accept employment with Company, ZHI or any affiliate thereof, except for persons whose employment is solicited or procured through newspaper ads or through the services of executive search firms engaged in a broad-based search (and not engaged for the purpose of circumventing this Section 13.06).
     13.07    Warranty.    At  the request of Company, in writing, Buyer shall
              --------
perform warranty work in connection with products manufactured and sold by Company prior to Closing. To the extent any warranty work is requested, in writing, by Company in connection with such products, Company shall reimburse Buyer in the amount of the cost of such warranty work plus ten percent (10%). Payment shall be due and payable within thirty (30) days of invoice.
     13.08    Guaranty.    POC  hereby  unconditionally guarantees that to the
              --------
extent Buyer fails to make a payment due under either the Royalty Note or the SG&A Note then, upon written demand of Company, POC will promptly make such payment or cause it to be made. Company shall not be required to seek any recovery from Buyer prior to enforcing POC's obligations hereunder.
     13.09  Change  of  Corporate  Name.    As  soon  as practicable after the
            ---------------------------
Closing,  Company  shall  take  all  action  necessary  or
appropriate to change its name to a name which does not include the name "Wilson" or any derivation thereof.
     13.10 Bids.  Company and Buyer shall use their reasonable best efforts to
           ----
transfer from Company to Buyer open bids, if any, upon their acceptance by the customer, to the extent that Buyer determines that it desires to enter into a contract with the customer based upon the bid (each, an "Accepted Bid"). Notwithstanding the foregoing, Company shall have no obligation hereunder to enter into any contract with any customer in connection with any such bid accepted by customer.
14.    INDEMNIFICATION;  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.
       ----------------------------------------------------------------
     14.01  Indemnities  by Company.  Company shall indemnify, defend and hold
            -----------------------
harmless Buyer, its directors, officers, employees, shareholders, agents, successors, assigns, attorneys and personal representatives from, against and in respect of any and all actions, suits, proceedings, claims, demands, losses, costs, expenses, obligations, liabilities, judgments, damages, recoveries and deficiencies, including, without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages") that Buyer shall incur or suffer which arise out of, result from or relate to any of the following:
          (a) any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Company under this Agreement or any of the documents, agreements or instruments delivered in connection herewith or from any misrepresentation in or omission from any certificate, schedule, exhibit or other instrument furnished or to be furnished by Company hereunder or thereunder to the extent, and only to the extent, that such representations, warranties  or  agreements  survive  the  Closing;  and
          (b) the Excluded Liabilities; provided, however, that Company shall not have liability under this Section 14.01 to the extent, and only to the extent, of Damages caused as a result of any action taken or omitted to be taken by Buyer after the Closing Date.
     14.02  Indemnities by ZHI.  ZHI shall indemnify, defend and hold harmless
            ------------------
Buyer, its directors, officers, employees, shareholders, agents, successors, assigns, attorneys and personal representatives from, against and in respect of any and all Damages that Buyer shall incur or suffer which arise out of, result from or relate to any of the following:
          (a) any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of ZHI under this Agreement or any of the documents, agreements or instruments delivered in connection herewith or from any misrepresentation in or omission from any certificate, schedule, exhibit or other instrument furnished or to be furnished by ZHI hereunder or thereunder to the extent, and only to the extent, that such representations, warranties or agreements survive the Closing;
          (b) any obligation or liability for product liability for products manufactured and sole and for services performed prior to the Closing Date; and
          (c) any obligation, duty or liability incurred prior to Closing relating to Company's use, discharge, treatment, storage, generation or disposal of hazardous substances as defined by any federal, state or local statute, rule or regulation concerning or related to the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. '9601 et seq; provided, however, that neither ZHI nor Company shall have any liability under this Section 14.02 to the extent, and only to the extent, of Damages caused as a result of any action taken or omitted to be taken by Buyer after the Closing Date.
     14.03  Indemnities  by  Buyer  and  POC.    Buyer  and  POC,  jointly and
            --------------------------------
severally, shall indemnify, defend and hold harmless Company and ZHI, their directors, officers, employees, shareholders, agents, successors, assigns, attorneys and personal representatives against and in respect of any and all Damages that Company or ZHI shall incur or suffer which arise out of, result from or relate to any of the following:
          (a) any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Buyer or POC under this Agreement or any of the documents, agreements or instruments delivered in connection herewith or from any misrepresentation in or omission from any certificate, schedule, exhibit or other instrument furnished or to be furnished by Buyer or POC hereunder or thereunder to the extent, and only to the extent, that such representations, warranties or agreements survive the Closing;
          (b) the Assumed Liabilities; provided, however, that neither Buyer or POC shall have any liability under this Section 14.03 to the extent, and only to the extent, of Damages caused as a result of any action taken or omitted  to  be  taken  by  Company  after  the  Closing  Date;  and
          (c)    any  Accepted  Bid.
     14.04  Notice  of  Indemnifying  Party.   If any party (the "Indemnitee")
            -------------------------------
receives notice of any claim, assertion or other commencement of any action or proceeding or becomes aware of any matter with respect to which the other party is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 14.01, 14.02 or 14.03, the Indemnitee shall promptly give the Indemnifying Party written notice thereof. Failure to give such notice shall not affect a party's right to be indemnified hereunder; provided,
                                                                     --------
however, that the Indemnifying Party's liability hereunder shall be limited to
      -
that which would have existed had prompt notice been given, and the Indemnitee shall be solely responsible for, and shall indemnify the Indemnifying Party from, such increased liability, if any, as shall have been occasioned by its
failure  to  provide  the  Indemnifying  Party  with  prompt  notice.    The
Indemnifying Party shall have the right to defend, at such Indemnifying Party's own expense and by such Indemnifying Party's counsel, any such matter involving the asserted liability of the Indemnitee. In such event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the defense against any such asserted liability. The Indemnitee may participate in the defense of such asserted liability at its own expense; provided, however, that if the Indemnitee elects not to participate in such
--------   -------
defense,  the  Indemnifying  Party shall keep the Indemnitee fully apprised at
--
all  times as to the status of the defense or any settlement negotiations with
--
respect thereto. If the Indemnifying Party does not notify the Indemnitee within thirty (30) days, or within such shorter response period as is required to avoid prejudice to the ability to defend against such claim, assertion, action or proceeding, after receipt of Indemnitee's notice of an action or proceeding that the Indemnifying Party intends to assume the defense of such claim, action, assertion or proceeding, then the Indemnitee may defend such claim, action, assertion or proceeding. Neither party shall effect a settlement of any action or claim without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided,
                                                                     --------
however,  that if the Indemnifying Party desires to effect a settlement of any
     --
such action or claim for the payment of money only and in exchange for a release of all known and unknown claims against Indemnitee, it shall present to the Indemnitee for approval of such a bona fide settlement which is acceptable to the other party to the claim or action (the "Proposed Settlement") and, if the Indemnitee objects to the Proposed Settlement, the Indemnitee shall cooperate fully in such defense and shall have the right, at its sole expense, to proceed in the defense of such action or claim; provided,
                                                                     --------
further,  that,  under  such  circumstance, in no event shall the Indemnifying
-------
Party's  liability  exceed the amount of the Proposed Settlement, and that the
---
Indemnitee shall indemnify and hold harmless the Indemnifying Party for liabilities, if any, in excess of the amount of the Proposed Settlement. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall cooperate fully in such defense and shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably  necessary  or  appropriate  for  such  defense.
     14.05  Limitations  on  Liability  of  Company  and  ZHI.
            -------------------------------------------------
          (a) Company and ZHI shall have no obligation to indemnify Buyer, POC or any other person against Damages pursuant to this Section 14 unless and until the aggregate of all such Damages suffered or incurred by Buyer or such persons exceed the sum of Fifty Thousand Dollars ($50,000.00) and then or in for the amount by which such Damages exceeds Fifty Thousand Dollars ($50,000.00); provided, that in no event shall the aggregate liability of Company or ZHI for Damages pursuant to this Section 14 exceed the unpaid principal amount of the Royalty Note, as adjusted pursuant to its terms or the terms of this Agreement, plus all amounts paid by Buyer to Company in respect of the Royalty Note, in the case of Company, and Two Hundred Twenty Thousand Dollars ($220,000.00) in the case of ZHI; provided, further, however, that the foregoing limitations shall not apply (i) to Company's indemnification obligations under Section 14.01(b) hereof or (ii) to ZHI's indemnification obligations  under  Sections  14.02(b)  and  14.02(c)  hereof.
          (b) Notwithstanding anything to the contrary herein, Company and ZHI shall have no obligation to indemnify Buyer, POC or any other person against Damages resulting from a breach of representation or warranty hereunder to the extent that Buyer or POC had actual knowledge prior to the date hereof that such representation or warranty was untrue or incorrect, or to the extent that Buyer or POC acquired such actual knowledge after the date hereof and prior to the Closing and with such actual knowledge consummated the transactions contemplated hereby.
     14.06  Offset.    Buyer  shall have the right to offset Damages hereunder
            ------
against  the  principal  amount  of, and payments due under, the Royalty Note.
     14.07  Survival.  All representations and warranties contained in or made
            --------
pursuant to this Agreement or in any agreement, certificate, document or statement delivered pursuant hereto shall survive the Closing for a period of two (2) years; provided, however, that Company's indemnification obligations under Section 14.01(b) and ZHI's indemnification obligations under Section 14.02(b) and Section 14.02(c) shall survive the Closing for their applicable statutes of limitations.
     14.08  Sole  Remedies.   The remedies provided for in this Section 14 are
            --------------
exclusive and shall be in lieu of all other remedies for breach of this Agreement, including, without limitation, for breaches of representations, warranties, covenants and agreements hereunder; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any party of any right to specific performance or any remedy arising by way of any claim of fraud with respect to this Agreement.
15.          MISCELLANEOUS.
             -------------
     15.01  Disclaimers.
            -----------
          (a) In connection with Buyer's investigation of the Business, certain projections, and certain business plan information for succeeding fiscal years were made available to Buyer. Buyer acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that Buyer shall not have any claim against Company with respect thereto. Accordingly, Company makes no representation or warranty with respect to such projections and other forecasts and plans.
          (b) Buyer acknowledges that Company is not conducting business in the ordinary course and that there have been material adverse changes in the business, financial condition, operations, results of operations or further prospects of Company and the Affiliated Entities. Accordingly,
Company makes no representation that it is conducting its business in the ordinary course or that there has not been any material adverse change in the Business, financial condition operations, results or operation or future prospects  of  Company  and  the  Affiliated  Entities.
     15.02  Further  Assurances.
            -------------------
           (a) Company, at any time after the Closing Date, shall execute, acknowledge, and deliver any further deeds, assignments, conveyances, bills of sale, and other assurances, documents and instruments of transfer, reasonably requested by Buyer and will take any other action consistent with the terms of this Agreement that may be reasonably requested by Buyer for the purpose of transferring, assigning, granting, conveying, delivering or confirming to Buyer, or reducing to possession, any or all of the Assets transferred to Buyer pursuant to this Agreement as of the Closing Date or that may be requested by Buyer as necessary to carry out the purposes and intents of this Agreement.
          (b) Buyer, at any time after the Closing Date, shall execute, acknowledge and deliver any further documents and instruments, and shall take any other action consistent with the terms of this Agreement, that may be reasonably requested by Company as necessary to carry out the purposes and intents of this Agreement.
     15.03  Brokers  and Finders.  Each of the parties agrees to indemnify and
            --------------------
hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.
     15.04  Other Costs.  Each of the parties shall pay all costs and expenses
            -----------
incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.
     15.05  Headings.   The subject headings of the Sections of this Agreement
            --------
are  included  for  purposes  of  convenience  only  and  shall not affect the construction  or  interpretation  of  any  of  its  provisions.
     15.06  Integration;  Waiver.    This Agreement, and the other agreements,
            --------------------
documents, certificates and instruments delivered hereunder and the Schedules hereto, constitute the entire agreement between the parties pertaining to the subject matter herein and therein and supersede all prior and contemporaneous agreements, representations and understandings of the parties including, without limitation, the Letter of Commitment dated November 13, 1996 among the parties. No party hereto is making any representation or warranty whatsoever, express or implied, oral or written, beyond those expressly given in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.
     15.07 Counterparts.  This Agreement may be executed simultaneously in one
           ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     15.08  Schedules.   Each Schedule delivered pursuant to the terms of this
            ---------
Agreement  constitutes  an  integral  part  of  this  Agreement.
     15.09  Severability.    If any term or provision of this Agreement or the
            ------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
     15.10  Other  Parties.    Nothing  in  this Agreement, whether express or
            --------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any  right  of subrogation or action over against any party to this Agreement.
     15.11  Inurement;  Assignment.    This Agreement shall be binding on, and
            ----------------------
shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns, but may not be assigned by either party without the prior written consent of the other party; provided, however, that Company and ZHI, as the case may be, may assign its interest in the, the Royalty Note or the Convertible Debenture and their respective guarantees to any secured or unsecured creditors of Company or the Affiliated Entities without the consent of Buyer or POC.
     15.12  Notices.  All notices, requests, demands, and other communications
            -------
under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmission if sent by telex, telecopier or telegraph, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified\return receipt requested, postage prepaid, and properly addressed as follows:


        To Buyer:    Wilson Acquisition Corporation
                     c/o Penn Octane Corporation
                     5847 San Felipe, Suite 3420
                     Houston, Texas  77057
                     Attn:  Jerome B. Richter

                     Tel:  (713) 952-5703
                     Fax:  (713) 952-1323

        Copy to:     Coudert Brothers
                     1114 Avenue of the Americas
                     New York, New York  10036
                     Attn:  Arnold H. Tracy, Esq.

                     Tel:  (212) 626-4400
                     Fax:  (212) 626-4120


        To POC:      Penn Octane Corporation
                     5847 San Felipe, Suite 3420
                     Houston, Texas  77057
                     Attn:  Jerome B. Richter

                     Tel:  (713) 952-5703
                     Fax:  (713) 952-1323


        Copy to:     Coudert Brothers
                     1114 Avenue of the Americas
                     New York, New York  10036
                     Attn:  Arnold H. Tracy, Esq.

                     Tel:  (212) 626-4400
                     Fax:  (212) 626-4120


        To Company:  Wilson Technologies Incorporated
                     c/o Zimmerman Holdings, Inc.
                     2600 Mission Street, Suite 100
                     San Marino, CA  91108-1676
                     Attn.:  William R. Zimmerman

                     Tel:  (818) 441-0444
                     Fax:  (818) 441-6946


        Copy to:     Rodi, Pollock, Pettker, Galbraith
                     & Cahill, A Law Corporation
                     801 South Grand Avenue, Suite 400
                     Los Angeles, CA  90017
                     Attn.:  Henry P. Pramov, Jr., Esq.

                     Tel:  (213) 895-4900
                     Fax:  (213) 895-4921

        To ZHI:      Zimmerman Holdings, Inc.
                     2600 Mission Street, Suite 100
                     San Marino, CA  91108-1676
                     Attn.:  William R. Zimmerman

                     Tel:  (818) 441-0444
                     Fax:  (818) 441-6946


        Copy to:     Rodi, Pollock, Pettker, Galbraith
                     & Cahill, A Law Corporation
                     801 South Grand Avenue, Suite 400
                     Los Angeles, CA  90017
                     Attn.:  Henry P. Pramov, Jr., Esq.

                     Tel:  (213) 895-4900
                     Fax:  (213) 895-4921


     Any party may change its address for purposes of this paragraph by giving the other party notice of the new address in the manner set forth above.
     15.14  Governing  Law.
            --------------
     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts entered into in that state between citizens of that state and to be performed wholly within that state without reference to any rules governing conflicts of laws. The parties agree that any venue for any suit, action, proceeding or litigation arising out of or in relation to this Agreement shall be in any federal or state court in Los Angeles, California having subject matter jurisdiction. Each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue in such courts in any such action or proceeding.
     15.15  Attorneys'  Fees.    If  any  legal action or arbitration or other
            ----------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

                         BUYER
                         -----

                         WILSON ACQUISITION CORPORATION, a Delaware corporation


                         By:

                         Title:


                         POC
                         ---

                         PENN  OCTANE  CORPORATION,
                         a  Delaware  corporation


                         By:
                         Title:






                      [Signatures continued on next page]

                         COMPANY
                         -------

                         WILSON TECHNOLOGIES INCORPORATED, a California corporation


                         By:

                         Title:


                         ZHI
                         ---

                         ZIMMERMAN  HOLDINGS,  INC.,  a California corporation


                         By:

                         Title:




































                   [Signatures continued from previous page]



     iv

                               TABLE OF CONTENTS
                               -----------------


     PAGE  NO.
     ---------


     Section  1.          PURCHASE  OF  ASSETS  OF  COMPANY                  2
          1.01          Purchased  Assets                                    2
          1.02          Excluded  Assets                                     6
          1.03          Assumed  Liabilities                                 7
          1.04          Excluded  Liabilities                                8
          1.05          Royalty  Note                                       10
          1.06          Royalty  Note  Adjustment                           10
          1.07          Allocation  of  Purchase  Price                     13
          1.08          Sales  and  Transfer  Taxes                         13

     Section  n  2.  PURCHASE  OF  STOCK  OF  AFFILIATED  ENTITIES          14
          2.01          Purchase  of  Stock                                 14
          2.02          Convertible  Debenture                              14

     Sectionn  3.  AS-IS,  WHERE-IS                                         14

     Sectionn  4.  REPRESENTATIONS  AND  WARRANTIES  OF  COMPANY            14
          4.01  Corporate  Existence                                        15
          4.02  Authority;  Enforceability                                  15
          4.03          No  Violation                                       15
          4.04          Consents  and  Approvals                            16
          4.05          Title  to  Assets                                   16

     Sectionn  5.  REPRESENTATIONS  AND  WARRANTIES  OF  ZHI                16
          5.01  Corporate  Existence                                        16
          5.02  Authority;  Enforceability                                  17
          5.03          No  Violation                                       18
          5.04          Consents  and  Approvals                            18
          5.05  Capitalization  of  Affiliated  Entities                    18

     Section  6.  REPRESENTATIONS  AND  WARRANTIES  OF  BUYER               20
           6.01  Corporate  Existence                                       20
          6.02  Authority;  Enforceability                                  20
          6.03          No  Violation                                       21
          6.04          Consents  and  Approvals                            21

     Section  7.          REPRESENTATIONS  AND  WARRANTIES  OF  POC         21
          7.01  Corporate  Existence                                        21
          7.02  Authority;  Enforceability                                  21
          7.03          No  Violation                                       22
          7.04          Consents  and  Approvals                            22

     Section  8.          OBLIGATIONS  OF  THE  PARTIES  UNTIL CLOSING      22
          8.01          Conduct  of  the  Business                          22
          8.02          Bulk  Sales                                         23
          8.03          Creditors  of  Company                              23
          8.04          Resale  Certificate                                 24
          8.05          Confidentiality                                     24
          8.08          Public  Announcements                               26
          8.09          Sales,  General  and  Administrative  Expenses      26
          8.10  Expenses  for  the  Benefit  of  Buyer                      27

     Sectionn 9. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER  AND POC      27
          9.01          Representations  and  Warranties                    28
          9.02          Performance  of  Covenants                          28
          9.03          Approvals                                           28
          9.04          Creditors                                           28
          9.05          Legal  Matters                                      28
          9.06          SG&A  Payment and Expense Reimbursement Amount      28

     Section  n  10.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ZHI
                      AND  COMPANY                                          29
          10.01  Representations  and  Warranties                           29
          10.02  Performance  of  Covenants                                 29
          10.03  Approvals                                                  29
          10.04  Creditors                                                  29
          10.05  Legal  Matters                                             29
          10.06  SG&A  Payment  and  Expense  Reimbursement  Amount         30

     Section  n  11.  CLOSING                                               30
          11.01  The  Closing  Date                                         30
          11.02  Actions  and  Deliveries  by  Company  and  ZHI            30
          11.03  Actions  and  Deliveries  by  Buyer  and  POC              32

     Section  n  12.  TERMINATION                                           33
          12.01  Termination  Events                                        33
          12.02  Effect  of  Termination                                    34

     Section  13.  POST-CLOSING  OBLIGATIONS                                35
          13.01  Employees                                                  35
          13.02  Unfinished  Safeco  Orders                                 35
          13.03  Access  to  Records                                        36
          13.04  Inventory                                                  37
          13.05  Assumed  Accounts  Receivable                              37
          13.06  Covenant  Not  to  Compete;  No  Raid                      38
          13.07  Warranty                                                   40
          13.08  Guaranty                                                   40
          13.09  Change  of  Corporate  Name                                40
          13.10  Bids                                                       41

     Section  n  14.  INDEMNIFICATION;  SURVIVAL  OF
                REPRESENTATIONS  AND  WARRANTIES                            41
          14.01  Indemnities  by  Company                                   41
          14.02  Indemnities  by  ZHI                                       42
          14.03  Indemnities  by  Buyer  and  POC                           43
          14.04  Notice  of  Indemnifying  Party                            44
          14.05  Limitations  on  Liability  of  Company  and ZHI           46
          14.06  Offset                                                     47
          14.07  Survival                                                   47
          14.08  Sole  Remedies                                             47

     Section  15.  MISCELLANEOUS                                            48
          15.01  Disclaimers                                                48
          15.02  Further  Assurances                                        49
          15.03  Brokers  and  Finders                                      49
          15.04  Other  Costs                                               50
          15.05  Headings                                                   50
          15.06  Integration;  Waiver                                       50
          15.07  Counterparts                                               51
          15.08  Schedules                                                  51
          15.09  Severability                                               51
          15.10  Other  Parties                                             51
          15.11  Inurement;  Assignment                                     52
          15.12  Notices                                                    52
          15.14  Governing  Law                                             54
          15.15  Attorneys'  Fees                                           55



     iv

     SCHEDULES
     ---------



Schedule  1.01  (b)          Assumed  Accounts  Receivable
Schedule  1.01  (d)          Purchased  Tangible
                                    Personal  Property
Schedule  1.01  (e)          Purchased  Intellectual
                                    Property
Schedule  1.01  (g)          Assumed  Leases
Schedule  1.01  (h)          Assumed  Sales  Orders
Schedule  1.01  (i)          Assumed  Contracts
Schedule  1.01  (m)          Assumed  Medical  Plans
Schedule  1.02  (f)          Excluded  Sales  Orders
Schedule  1.02  (g)          Excluded  Receivables
Schedule  1.02  (i)          Excluded  Contracts
Schedule  1.02  (j)          Other  Excluded  Assets
Schedule  1.03  (c)          Assumed  Employee  Liabilities
Schedule  1.03  (d)          Other  Assumed  Liabilities
Schedule  1.04  (h)          Other  Excluded  Liabilities
Schedule  1.07          Purchase  Price  Allocation
Schedule  4.05          Title  to  Assets
Schedule  5.05          Title  to  Shares
Schedule  8.10          Reimbursement  Expenses
Schedule  9.03          Required  Company  Consents
Schedule  10.03          Required  Buyer  Consents
Schedule  13.01          Employees
Schedule  13.02            Unfinished  Safeco  Orders



     v

     EXHIBITS
     --------



       A          Royalty  Note

       B          Convertible  Debenture

       C          SG&A  Note


     viii

                              PURCHASE AGREEMENT

                                 by and among

                       WILSON TECHNOLOGIES INCORPORATED,

                           ZIMMERMAN HOLDINGS, INC.

                        WILSON ACQUISITION CORPORATION,

                                      AND

                            PENN OCTANE CORPORATION